UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

LM FUNDING AMERICA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37605	47-3844457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Platt Street Suite 100
Tampa, Florida		33606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 222-8996

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation

As previously disclosed, on October 29, 2025, LM Funding America, Inc. (the “Company”) entered into a Master Digital Currency Loan Agreement (the “Loan Agreement”) with Galaxy Digital LLC (“Lender”). The Loan Agreement establishes the terms and conditions pursuant to which the Company may, from time to time, borrow U.S. Dollars and/or specified digital currencies (each, a “Loan”), including Bitcoin, Ether, and other mutually agreed digital assets, from Lender (the “Loan Facility”). As also previously disclosed, on October 30, 2025, the Company made a draw under the Loan Facility and borrowed the principal sum of $11 million and granted to Lender a security interest in Bitcoin collateral owned by the Company. Such $11 million loan (the “October 2025 Loan”) became due on January 30, 2026. On January 28, 2026, the Company borrowed a new $11 million loan under the Loan Agreement (the “January 2026 Loan”) and used the proceeds from the January 2026 Loan to satisfy the October 2025 Loan. The January 2026 Loan will become due on February 27, 2026, is secured by Bitcoin owned by the Company, and is otherwise made under the terms of the Loan Agreement.

On February 27, 2026, the Company borrowed a new $11 million loan under the Loan Agreement (the “February 2026 Loan”) and used the proceeds from the February 2026 Loan to satisfy the January 2026 Loan. The February 2026 Loan will become due on April 24, 2026, is secured by Bitcoin owned by the Company, and is otherwise made under the terms of the Loan Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.

Date:	March 3, 2026	By:	/s/ Richard Russell
Richard Russell, Chief Financial Officer